UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2020
TCG BDC, INC.
(Exact name of registrant as specified in charter)

Maryland	No. 814-00995	80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 40th Floor New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 per share	CGBD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement
On November 3, 2020 (the “Closing Date”), pursuant to a contribution agreement (the “Contribution Agreement”), dated as of the Closing Date, by and between TCG BDC, Inc. (the “Company”) and Middle Market Credit Fund II, LLC, a Delaware limited liability company (“MMCF II”), the Company contributed certain senior secured debt investments with an aggregate principal balance of $250 million to MMCF II in exchange for 84.13% of MMCF II’s membership interests and gross cash proceeds of $170 million.
The foregoing description of the Contribution Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is attached to this current report on Form 8-K as Exhibit 2.1 and is incorporated into this Item by reference.
The information set forth under Item 8.01 of this current report on Form 8-K is hereby incorporated into this Item by reference.
Item 2.01 Completion of Acquisition of Disposition of Assets
The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated into this item by reference.
Item 7.01 Regulation FD Disclosure
On the Closing Date, the Company issued a press release, included herewith as Exhibit 99.1, announcing the formation of MMCF II.
The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01 Other Events
On the Closing Date, the Company and Cliffwater Corporate Lending Fund (“CCLF”) entered into a limited liability company agreement to co-manage MMCF II.
The Company and CCLF have 84.13% and 15.87% economic ownership of MMCF II, respectively. MMCF II will be managed by a four-member board of managers, on which the Company and CCLF will have equal representation. MMCF II is not consolidated in the Company’s consolidated financial statements.
MMCF II is expected to invest primarily in senior secured loans of middle market companies. MMCF II’s initial portfolio was funded on the Closing Date with existing senior secured debt investments contributed by the Company.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This current report on Form 8-K may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. The Company believes that it is important to communicate its future expectations to its investors. There may be events in the future, however, that the Company is not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ, possibly materially from its expectations, include, but are not limited to, the risks, uncertainties and other factors the Company identifies in the sections entitled “Risk Factors” and “Cautionary

Statement Regarding Forward-Looking Statements” in filings the Company makes with the Securities and Exchange Commission, and it is not possible for the Company to predict or identify all of them. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

2.1	Contribution Agreement, dated November 3, 2020, by and between TCG BDC, Inc. and Middle Market Credit Fund II, LLC.
99.1	Press Release, dated November 4, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC, INC.
(Registrant)

Dated: November 4, 2020	By:	/s/ Thomas M. Hennigan
Name: Thomas M. Hennigan
Title: Chief Financial Officer